Exhibit 99.1
The Scotts Miracle-Gro Company	NEWS

ScottsMiracle-Gro Reports First Quarter Results

•Early Season Lawn and Garden Performance In-line with Expectations
•Company Reaffirms Full-year Non-GAAP Adjusted Gross Margin Improvement of 250 bps and Full-year Non-GAAP Adjusted EBITDA of $575 million
•First Quarter GAAP Loss of $1.42 Per Share; Non-GAAP Loss of $1.45 Per Share

MARYSVILLE, Ohio, February 7, 2024 – The Scotts Miracle-Gro Company (NYSE: SMG), the world’s largest marketer of branded consumer lawn and garden as well as a leader in indoor and hydroponic growing products, today announced its results for the first quarter ended December 30, 2023.

“Our Q1 results further indicate that we’re making measurable progress on a number of important fronts and setting ourselves up well ahead of the peak spring season load-in with retailers,” said Jim Hagedorn, CEO, chairman and president of ScottsMiracle-Gro.

“As we look to the year ahead, we are focused on driving top-line growth, tightly controlling expenses and delivering on our targets for free cash flow generation, gross margin improvement and aggressive debt paydown. We are reaffirming our guidance of high-single digit growth in our consumer business, and in Hawthorne, we continue to take actions to ensure the business remains cash flow positive in fiscal 2024 and a major contributor to our debt paydown.”

First Quarter Details

For the quarter ended December 30, 2023, total Company sales declined 22 percent to $410.4 million from $526.6 million a year ago. Due to seasonality, the first quarter typically represents less than 15 percent of full-year sales.

U.S. Consumer net sales decreased 17 percent to $306.7 million from $369.0 million in the same period last year, driven by the normalization of shipment phasing to pre-pandemic levels. Hawthorne segment sales decreased 39 percent to $80.1 million compared to $131.5 million last year. The decline was largely due to continued pressure on the indoor and hydroponic industry as a whole and the Company’s purposeful actions to restructure the business, including a focus on fewer but more profitable brands.

GAAP and non-GAAP adjusted gross margin rates for the quarter were 15.2 percent and 13.7 percent, respectively. These compare to 18.2 percent and 20.1 percent, respectively, in the prior year. The declines were due primarily to adjustments in the phasing of shipments which reduced fixed cost leverage. Pricing and sales of higher cost raw materials drove the remainder of the change. Those pressures were partially offset by distribution savings from Project Springboard.

SG&A was down 11 percent to $114.8 million during the quarter compared to $128.5 million a year ago, and down 26 percent compared to the first quarter of fiscal 2022, primarily driven by Project Springboard actions. The Company expects to recognize more than 80 percent of the final $100 million of Project Springboard savings through the end of fiscal 2024, directing a portion of the incremental savings to reinvestment in the business.

“The diligence and focus of our associates on cost savings while maintaining excellence in operations has allowed the Company to overachieve our total Project Springboard savings target of $300 million over three phases,” said Matt Garth, chief administrative and financial officer. “We plan to invest a meaningful portion of the incremental savings directly into our marketing and selling efforts this season.”

Interest expense during the quarter was flat compared to the same quarter last year with higher interest rates offsetting the benefit of a lower debt balance. The Company’s average net debt to adjusted EBITDA leverage ratio at the end of the quarter was 7.20 times, well within the covenant maximum of 8.25 times. The maximum leverage ratio under the revised covenants decreases to 7.75 in the second quarter, 6.50 in the third quarter and 6.00 in the fourth quarter of the fiscal year.

The Company reestablished a 50-percent interest in its Bonnie Plants, LLC live goods joint venture during the quarter. GAAP equity in loss of unconsolidated affiliates, which represents our share of the results of the joint venture, includes a pre-tax impairment charge of $10.4 million recorded during the quarter.

The Company reported a GAAP net loss of $80.5 million, or $1.42 per share, compared with a prior year loss of $64.7 million, or $1.17 per share. Non-GAAP adjusted loss, which excludes impairment, restructuring and other non-recurring items, was $82.2 million, or $1.45 per share, for the quarter, compared with a loss of $56.4 million, or $1.02 per share, for the same period last year.

Fiscal 2024 Outlook

The Company reaffirms the non-GAAP fiscal 2024 guidance provided last quarter with the exception of Hawthorne net sales. Hawthorne is aggressively pursuing its Signature product strategy to focus on fewer but more profitable brands. The full-year impact on segment net sales cannot yet be estimated with rapid changes underway though the segment is expected to be cash flow positive for the full year. The Company’s primary objective remains restoring a strong balance sheet by generating $575 million adjusted EBITDA and free cash flow of $560 million to deliver the remainder of $1 billion in free cash flow over two years. The Company will further outline its expectations for fiscal 2024 during today’s call.

Conference Call and Webcast Scheduled for 9 a.m. ET Today, February 7
The Company will discuss results during a video presentation via webcast today at 9:00 a.m. ET. To watch the Company presentation and listen to the question-and-answer session, please register in advance at this webcast link. For those planning to participate in the question-and-answer session that follows the video presentation, please register for the webcast to view the presentation in addition to registering in advance via this audio link to receive call-in details and a unique PIN. A replay of the conference call will also be available on the Company’s investor website where an archive of the press release and any accompanying information will remain available for at least a 12-month period.

Net Sales Details

Fiscal First Quarter (October - December 2023)
Net Sales Drivers (1)	Volume & Mix	Foreign Exchange	Price	Other (2)	Net Sales
U.S. Consumer	(13)%	—%	(4)%	—%	(17)%
Hawthorne	(38)%	1%	(2)%	—%	(39)%
Other	(8)%	—%	(1)%	(1)%	(10)%
Total SMG	(19)%	—%	(3)%	—%	(22)%
(1) Net Sales percentage changes are approximations based on quantitative formulas that are consistently applied
(2) Other includes the impact of acquisitions and divestitures and rounding impacts necessary to reconcile to net sales

About ScottsMiracle-Gro
With approximately $3.6 billion in sales, the Company is the world’s largest marketer of branded consumer products for lawn and garden care. The Company’s brands are among the most recognized in the industry. The Company’s Scotts®, Miracle-Gro®, and Ortho® brands are market-leading in their categories. The Company’s wholly-owned subsidiary, The Hawthorne Gardening Company, is a leading provider of nutrients, lighting, and other materials used in the indoor and hydroponic growing segment. For additional information, visit us at www.scottsmiraclegro.com.

Cautionary Note Regarding Forward-Looking Statements
Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:

•An economic downturn and economic uncertainty may adversely affect demand for the Company’s products;
•If the Company underestimates or overestimates demand for its products and does not maintain appropriate inventory levels, its net sales and/or working capital could be negatively impacted;
•The Company’s operations, financial condition or reputation, may be impaired if its information technology systems fail to perform adequately or if it is the subject of a data breach or cyber-attack;
•Climate change and unfavorable weather conditions could adversely impact financial results;
•Our success depends upon the retention and availability of key personnel and the effective succession of senior management;
•Our workforce reductions may cause undesirable consequences and our results of operations may be harmed;
•Disruptions in availability or increases in the prices of raw materials, fuel or transportation costs could adversely affect our results of operations;
•A significant interruption in the operation of the Company’s or its suppliers’ facilities could impact the Company’s capacity to produce products and service its customers, which could adversely affect the Company’s revenues and earnings;

•Acquisitions, other strategic alliances and investments could result in operating difficulties, dilution and other harmful consequences that may adversely impact the Company’s business and results of operations;
•Compliance with environmental and other public health regulations or changes in such regulations or regulatory enforcement priorities could increase our costs of doing business or limit our ability to market all of our products;
•Because of the concentration of the Company’s sales to a small number of retail customers, the loss of one or more of, or significant reduction in orders from, its top customers, or a material reduction in the inventory of the Company’s products that they carry, could adversely affect the Company’s financial results;
•The Company’s indebtedness could limit its flexibility and adversely affect its financial condition;
•The Company’s decision to maintain, reduce or discontinue paying cash dividends to its shareholders or repurchasing its Common Shares could cause the market price for its common shares to decline;
•If the perception of the Company’s brands or organizational reputation are damaged, its customers, distributors and retailers may react negatively, which could materially and adversely affect the Company’s business, financial condition and results of operations;
•In the event the Third Restated Marketing Agreement for consumer Roundup products terminates, or Monsanto’s consumer Roundup business materially declines the Company would lose a substantial source of future earnings and overhead expense absorption; and
•Hagedorn Partnership, L.P. beneficially owns approximately 25% of the Company’s common shares and can significantly influence decisions that require the approval of shareholders.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

For investor inquiries:
Aimee DeLuca
Sr. Vice President
Investor Relations
aimee.deluca@scotts.com
(937) 578-5621

For media inquiries:
Tom Matthews
Chief Communications Officer
tom.matthews@scotts.com
(937) 644-7044

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

		Three Months Ended
	Footnotes	December 30, 2023	December 31, 2022	% Change
Net sales		$410.4	$526.6	(22)%
Cost of sales		354.0	420.6
Cost of sales—impairment, restructuring and other		(5.8)	10.3
Gross margin		62.2	95.7	(35)%
% of sales		15.2%	18.2%
Operating expenses:
Selling, general and administrative		114.8	128.5	(11)%
Impairment, restructuring and other		(7.1)	8.5
Other expense, net		1.8	0.5
Loss from operations		(47.3)	(41.8)	(13)%
% of sales		(11.5)%	(7.9)%
Equity in loss of unconsolidated affiliates		22.5	11.4
Interest expense		42.8	42.7
Other non-operating (income) expense, net		1.6	(1.6)
Loss before income taxes		(114.2)	(94.3)	(21)%
Income tax benefit		(33.7)	(29.6)
Net loss		$(80.5)	$(64.7)	(24)%

Basic net loss per common share	(1)	$(1.42)	$(1.17)	(21)%
Diluted net loss per common share	(2)	$(1.42)	$(1.17)	(21)%

Common shares used in basic net loss per share calculation		56.7	55.5	2%
Common shares and potential common shares used in diluted net loss per share calculation		56.7	55.5	2%

Non-GAAP results:
Adjusted net loss	(3)	$(82.2)	$(56.4)	(46)%
Adjusted diluted net loss per common share	(2) (3)	$(1.45)	$(1.02)	(42)%
Adjusted EBITDA	(3)	$(25.8)	$21.2	(222)%
Note: See accompanying footnotes.

THE SCOTTS MIRACLE-GRO COMPANY
Segment Results
(In millions)
(Unaudited)

The Company divides its operations into three reportable segments: U.S. Consumer, Hawthorne and Other. U.S. Consumer consists of the Company’s consumer lawn and garden business in the United States. Hawthorne consists of the Company’s indoor and hydroponic gardening business. Other primarily consists of the Company’s consumer lawn and garden business in Canada. This identification of reportable segments is consistent with how the segments report to and are managed by the chief operating decision maker of the Company. In addition, Corporate consists of general and administrative expenses and certain other income and expense items not allocated to the business segments.

The performance of each reportable segment is evaluated based on several factors, including income (loss) before income taxes, amortization, impairment, restructuring and other charges (“Segment Profit (Loss)”), which is a non-GAAP financial measure. Senior management uses Segment Profit (Loss) to evaluate segment performance because they believe this measure is indicative of performance trends and the overall earnings potential of each segment.

The following tables present financial information for the Company’s reportable segments for the periods indicated:

	Three Months Ended
	December 30, 2023	December 31, 2022	% Change
Net Sales:
U.S. Consumer	$306.7	$369.0	(17)%
Hawthorne	80.1	131.5	(39)%
Other	23.6	26.1	(10)%
Consolidated	$410.4	$526.6	(22)%

Segment Profit (Loss) (Non-GAAP):
U.S. Consumer	$(15.5)	$31.3	(150)%
Hawthorne	(9.7)	(16.2)	40%
Other	(5.0)	1.4	(457)%
Total Segment Profit (Loss) (Non-GAAP)	(30.2)	16.5	(283)%
Corporate	(26.0)	(31.9)
Intangible asset amortization	(4.0)	(7.7)
Impairment, restructuring and other	12.9	(18.7)
Equity in loss of unconsolidated affiliates	(22.5)	(11.4)
Interest expense	(42.8)	(42.7)
Other non-operating income (expense), net	(1.6)	1.6
Loss before income taxes (GAAP)	$(114.2)	$(94.3)	(21)%

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	December 30, 2023	December 31, 2022	September 30, 2023

ASSETS
Current assets:
Cash and cash equivalents	$10.4	$25.6	$31.9
Accounts receivable, net	287.6	490.3	304.2
Inventories	1,169.6	1,525.9	880.3
Prepaid and other current assets	213.8	257.5	181.4
Total current assets	1,681.4	2,299.3	1,397.8
Investment in unconsolidated affiliates	90.8	181.5	91.9
Property, plant and equipment, net	610.4	592.8	610.3
Goodwill	243.9	254.3	243.9
Intangible assets, net	433.2	576.0	436.7
Other assets	656.4	630.1	633.1
Total assets	$3,716.1	$4,534.0	$3,413.7
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Current portion of debt	$54.5	$216.8	$52.3
Accounts payable	332.5	366.8	271.2
Other current liabilities	377.1	348.1	450.2
Total current liabilities	764.1	931.7	773.7
Long-term debt	2,969.0	3,189.6	2,557.4
Other liabilities	368.4	353.2	349.9
Total liabilities	4,101.5	4,474.5	3,681.0
Equity (deficit)	(385.4)	59.5	(267.3)
Total liabilities and equity (deficit)	$3,716.1	$4,534.0	$3,413.7

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items (3)
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 30, 2023				Three Months Ended December 31, 2022
	As Reported (GAAP)	Impairment, Restructuring and Other	Equity in loss of unconsolidated affiliates	Adjusted (Non- GAAP)	As Reported (GAAP)	Impairment, Restructuring and Other	Adjusted (Non- GAAP)
Gross margin	$62.2	$5.8	$—	$56.4	$95.7	$(10.2)	$105.9
Gross margin as a % of sales	15.2%			13.7%	18.2%		20.1%
Loss from operations	(47.3)	12.9	—	(60.2)	(41.8)	(18.7)	(23.1)
Loss from operations as a % of sales	(11.5)%			(14.7)%	(7.9)%		(4.4)%
Loss before income taxes	(114.2)	12.9	(10.4)	(116.6)	(94.3)	(18.7)	(75.7)
Income tax benefit	(33.7)	3.3	(2.6)	(34.4)	(29.6)	(10.4)	(19.3)
Net loss	(80.5)	9.5	(7.8)	(82.2)	(64.7)	(8.3)	(56.4)
Diluted net loss per common share	(1.42)	0.17	(0.14)	(1.45)	(1.17)	(0.15)	(1.02)

Calculation of Adjusted EBITDA (3):	Three Months Ended December 30, 2023	Three Months Ended December 31, 2022
Net loss (GAAP)	$(80.5)	$(64.7)
Income tax benefit	(33.7)	(29.6)
Interest expense	42.8	42.7
Depreciation	16.1	17.5
Amortization	4.0	7.7
Impairment, restructuring and other	(12.9)	18.7
Equity in loss of unconsolidated affiliates	22.5	11.4
Interest income	(0.1)	(3.4)
Share-based compensation	16.0	20.9
Adjusted EBITDA (Non-GAAP)	$(25.8)	$21.2

Note: See accompanying footnotes.
The sum of the components may not equal due to rounding.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

(1)Basic net income (loss) per common share amounts are calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period.

(2)Diluted net income (loss) per common share amounts are calculated by dividing net income (loss) by the weighted average number of common shares, plus all potential dilutive securities (common stock options, performance shares, performance units, restricted stock and restricted stock units) outstanding during the period.

(3)Reconciliation of Non-GAAP Measures

Use of Non-GAAP Measures

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses non-GAAP financial measures. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables above. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for or superior to, financial measures reported in accordance with GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company, limiting the usefulness of those measures for comparative purposes.

In addition to GAAP measures, management uses these non-GAAP financial measures to evaluate the Company’s performance, engage in financial and operational planning, determine incentive compensation and monitor compliance with the financial covenants contained in the Company’s borrowing agreements because it believes that these non-GAAP financial measures provide additional perspective on and, in some circumstances are more closely correlated to, the performance of the Company’s underlying, ongoing business.

Management believes that these non-GAAP financial measures are useful to investors in their assessment of operating performance and the valuation of the Company. In addition, these non-GAAP financial measures address questions routinely received from analysts and investors and, in order to ensure that all investors have access to the same data, management has determined that it is appropriate to make this data available to all investors. Non-GAAP financial measures exclude the impact of certain items (as further described below) and provide supplemental information regarding operating performance. By disclosing these non-GAAP financial measures, management intends to provide investors with a supplemental comparison of operating results and trends for the periods presented. Management believes these non-GAAP financial measures are also useful to investors as such measures allow investors to evaluate performance using the same metrics that management uses to evaluate past performance and prospects for future performance. Management views free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment.

Exclusions from Non-GAAP Financial Measures

Non-GAAP financial measures reflect adjustments based on the following items:

•Impairments, which are excluded because they do not occur in or reflect the ordinary course of the Company’s ongoing business operations and their exclusion results in a metric that provides supplemental information about the sustainability of operating performance.
•Restructuring and employee severance costs, which include charges for discrete projects or transactions that fundamentally change the Company’s operations and are excluded because they are not part of the ongoing operations of its underlying business, which includes normal levels of reinvestment in the business.
•Costs related to refinancing, which are excluded because they do not typically occur in the normal course of business and may obscure analysis of trends and financial performance. Additionally, the amount and frequency of these types of charges is not consistent and is significantly impacted by the timing and size of debt financing transactions.
•Discontinued operations and other unusual items, which include costs or gains related to discrete projects or transactions and are excluded because they are not comparable from one period to the next and are not part of the ongoing operations of the Company’s underlying business.

The tax effect for each of the items listed above is determined using the tax rate and other tax attributes applicable to the item and the jurisdiction(s) in which the item is recorded.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

Definitions of Non-GAAP Financial Measures

The reconciliations of non-GAAP disclosure items include the following financial measures that are not calculated in accordance with GAAP:

Adjusted gross margin: Gross margin excluding impairment, restructuring and other charges / recoveries.
Adjusted income (loss) from operations: Income (loss) from operations excluding impairment, restructuring and other charges / recoveries.
Adjusted income (loss) before income taxes: Income (loss) before income taxes excluding impairment, restructuring and other charges / recoveries, costs related to refinancing and certain other non-operating income / expense items.
Adjusted income tax expense (benefit): Income tax expense (benefit) excluding the tax effect of impairment, restructuring and other charges / recoveries, costs related to refinancing and certain other non-operating income / expense items.
Adjusted net income (loss): Net income (loss) excluding impairment, restructuring and other charges / recoveries, costs related to refinancing and certain other non-operating income / expense items, each net of tax.
Adjusted diluted net income (loss) per common share: Diluted net income (loss) per common share excluding impairment, restructuring and other charges / recoveries, costs related to refinancing and certain other non-operating income / expense items, each net of tax.
Adjusted EBITDA: Net income (loss) before interest, taxes, depreciation and amortization as well as certain other items such as the impact of the cumulative effect of changes in accounting, costs associated with debt refinancing and other non-recurring or non-cash items affecting net income (loss). A form of Adjusted EBITDA is used in agreements governing the Company’s outstanding indebtedness for debt covenant compliance purposes. Adjusted EBITDA as used in those agreements includes additional adjustments to the Adjusted EBITDA presented in the reconciliations above which may decrease or increase Adjusted EBITDA for purposes of the Company’s financial covenants.

For the three months ended December 30, 2023, the following items were adjusted, in accordance with the definitions above, to arrive at the non-GAAP financial measures:

•During fiscal 2022, the Company began implementing a series of Company-wide organizational changes and initiatives intended to create operational and management-level efficiencies. These changes and initiatives include reducing the size of the supply chain network, reducing staffing levels and implementing other cost-reduction initiatives. During the three months ended December 30, 2023, the Company recorded recoveries of $5.8 million in the “Cost of sales—impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations and incurred costs of $2.0 million in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations associated with this restructuring initiative, primarily related to the sale of certain previously-reserved inventory at amounts in excess of estimated net realizable value, partially offset by employee termination benefits and facility closure costs.
•During the three months ended December 30, 2023, the Company recorded a gain of $12.1 million in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations associated with a payment received in resolution of a dispute with the former ownership group of a business that was acquired in fiscal 2022.
•During the three months ended December 30, 2023, the Company recorded a pre-tax impairment charge of $10.4 million associated with its investment in Bonnie Plants, LLC in the “Equity in loss of unconsolidated affiliates” line in the Condensed Consolidated Statements of Operations.

For the three months ended December 31, 2022, the following items were adjusted, in accordance with the definitions above, to arrive at the non-GAAP financial measures:

•During fiscal 2022, the Company began implementing a series of organizational changes and initiatives intended to create operational and management-level efficiencies. During the three months ended December 31, 2022, the Company incurred costs of $9.5 million in the “Cost of sales—impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations and $5.0 million in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations associated with this restructuring initiative, primarily related to employee termination benefits, facility closure costs and impairment of property, plant and equipment.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

Forward Looking Non-GAAP Measures
In this release, the Company presents certain forward-looking non-GAAP measures. The Company does not provide outlook on a GAAP basis because changes in the items that the Company excludes from GAAP to calculate the comparable non-GAAP measure, described above, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company’s routine operating activities. Additionally, due to their unpredictability, management does not forecast many of the excluded items for internal use and therefore cannot create or rely on a GAAP outlook without unreasonable efforts. The occurrence, timing and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the Company’s GAAP results. As a result, the Company does not provide a reconciliation of forward-looking non-GAAP measures to GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K.